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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT made and entered into as of the 28th day of February 2002, by and between Universal Tanning Ventures, Inc., a Delaware corporation (the "Corporation"), and Glen Woods, an individual residing at 6563 Gibson Drive, Orlando, Florida 32809 (the "Executive").

WITNESSETH THAT:

     WHEREAS, the Corporation desires to employ the Executive in the capacity hereinafter stated, and the Executive desires to enter into employment of the Corporation in such capacity for the period and on the terms and conditions set forth herein;

     NOW, THEREFORE, in the consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Corporation and the Executive as follows:

     1. Employment Period. The Corporation hereby agrees to employ the Executive as its President and Chief Executive Officer, and the Executive, in such capacity, agrees to provide services to the Corporation for the period beginning on the date first above written (the "Commencement Date") and ending on February 28, 2004 (the "Termination Date") (or such later date as may be agreed to by the parties within 120 days prior to be the Termination Date) (the "Employment Period")

     2. Performance of Duties. The Executive agrees that during the Employment Period, while he is employed by the Corporation, he shall devote his full time, energies and talents exclusively to serving in the capacity of President and Chief Executive Officer, of the Corporation in the best interests of the Corporation, and to perform duties assigned to him by the Board of Directors faithfully, efficiently and in a professional manner. Without the Board's consent (which consent shall not be unreasonably withheld), the Executive shall not serve as or be a consultant to an employee, officer, agent or director of any corporation, partnership or other entity other than the Corporation (other than civic, charitable, or other public service organizations); provided that no such consent shall be required in respect of the N/A or any arrangement under which the Executive provides business management or public relations services.

     3. Compensation. Subject to the terms and conditions of this Agreement, during the Employment Period, the Executive shall be compensated by the Corporation for his services as follows:

          (a) He shall receive $2,500.00 per month from the date hereof through the Termination Date.

          (b) He shall receive such cash and/or stock bonuses as are determined by the compensation committee of the Board of Directors in its sole discretion.

     4. Compensation Due Upon Termination. The Executive's right to compensation for periods after the date his employment with the Corporation terminates shall be determined in accordance with the following:

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          (a)  Discharge Without Cause. If the Corporation terminates the
Executive's employment under this Agreement without "cause" (as defined below), the Executive shall be entitled to receive six months base salary.

          (b) Voluntary Resignation. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for the periods after the date on which the Executive's employment with the Corporation terminates due to the Executive's voluntary resignation.

          (c) Discharge for Cause. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the Executive's employment with the Corporation is terminated on account of the Executive's discharge of cause. The Executive shall be considered discharged for "cause" if he is discharged by the Corporation on account of the occurrence of one or more of the following events:

               (i) the Executive becomes habitually addicted to drugs or alcohol;

               (ii) the Executive discloses confidential information in violation of paragraph 5;

               (iii) the Executive engages in competition in violation of paragraph 6;

               (iv) the Corporation is directed by regulatory or governmental authorities to terminate the employment of the Executive or the Executive engages in activities that cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on the Corporation;

               (v) the Executive is indicated for a felony ( other than a felony resulting from a traffic violation);

               (vi)   the Executive disregards his duties under this Agreement;

               (vii) any event of misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Board of Directors, the Executive's credibility and reputation no longer conform to the standard of the Corporation's executives; or

               (viii) the Executive commits an act of fraud against the Corporation or violates a duty of loyalty to the Corporation.

          (d) Disability. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the date the Executive's employment with the Corporation terminates on account of 50% or greater disability. For the purpose of this subparagraph 4(d), determination of whether the Executive is 50% disabled shall be determined in accordance with applicable law.

          (e) Death. The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the date of the Executive's death.

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     5.   Confidential Information. Except as may be required by the lawful order of a court or agency of competent jurisdiction, the Executive agrees to keep secret and confidential indefinitely all non-public information concerning the Corporation and its affiliates which was acquired by or disclosed to the Executive during the course of his employment by the Corporation, any of its affiliates, including information relating to customers (including, without limitation, credit history, repayment history, financial information and financial statements), costs, and operations, financial data and plans, whether past, current or planned and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way; provided, however that the provisions of this paragraph 5 shall not apply to information which is in the public domain or that was disclosed to the Executive by the independent third parties who were not bound by an obligation of confidentiality; and provided further, that the Corporation recognizes that the Executive shall, during the course of his employment with the Corporation, acquire certain general information regarding the financial condition, and borrowing trends of the Corporation's customers and agrees that the provisions of this paragraph 5 shall not apply to the use of such general information provided the use thereof does not violate applicable Federal or state laws or the provisions of paragraph 6 hereof. The Executive further agrees that he will not make any statement or disclosure which would be prohibited by applicable Federal or state laws and, during the Employment Period while he is employed by the Corporation, he will not make nay statement or disclosure which is intended or reasonably likely to be detrimental to the Corporation or nay of its subsidiaries or affiliates.

     6. Non-Competition; Non-solicitation; Non-disparagement. The Executive agrees that for the period (the "Non-competition Period") commencing on the Commencement Date and ending on the first anniversary of the date on which the Executive's employment with the Corporation is terminated, the Executive will not serve as or be a consultant to or employee, officer, agent, director or owner of, or beneficially hold more than three percent (3%) of another corporation, partnership or other entity which competes with the Corporation in the Business. The "Business" of the Corporation shall mean the actual or intended business of the Corporation during the Employment Period and thereafter as of the date the Executive leaves the employment of the Corporation. As of the date hereof, the Business of the Corporation is providing tanning services. The Executive further agrees that for the period commencing on the Commencement Date and ending on the second anniversary of the date on which the Executive's employment with the Corporation under this Agreement is terminated (the "Nonsolicitation Period"), he will not (a) solicit for employment or endeavor in any way to entice away from employment with the Corporation or its affiliates any employee of the Corporation or its affiliates who is an officer or a manager of any department, (b) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, consultant, agent, lesser, supplier, customer or any other person which has a business relationship with the Corporation or any of its subsidiaries, at any time during the Nonsolicitation Period, to discontinue or reduce or modify the extent of such relationship with the Corporation or any of its subsidiaries or
(c) in any way or to any person or authority, denigrate or derogate the Corporation or any of its subsidiaries or any officer, director or employee or any service or procedure of any of the above whether or not such denigrating or derogatory statements shall be true or based on acts or omissions which occurred or are learned by the Executive prior to the date hereof or from or after the date hereof or otherwise.

     7. Remedies. The Executive acknowledges that the Corporation would be irreparably injured by a violation of paragraph 5 or 6, and agrees that the Corporation shall be entitled to an injunction restraining the Executive from any actual or threatened branch of paragraph 5 or 6, or to any other appropriate equitable remedy without bond or other security being required.

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     8.   Successors. This Agreement shall be binding on, and inure to the benefit of, the Corporation and its successors and assigns and any person acquiring all or substantially all of the Corporation's assets and business, whether by merger, consolidation, purchase of assets or otherwise.

     9. Nonalienation. The interests of the Executive under this Agreement are not subject to the claims of his creditors, other than the Corporation, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered except to the Executive's estate, heirs, devises or trust beneficiaries upon his death.

     10. Waiver of Breach. The waiver by either the Corporation or the Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Corporation or the Executive.

     11. Notice. Any notice to be given hereunder by a hereto shall be in writing and shall be deemed to have been given when received or, when deposited in the U.S. mail, certified or registered mail, postage prepaid:

          (a)  to the Executive addressed as follows:

               Glen Woods
               600 E. Altamonte Drive
               Altamonte Springs, FL 32701

          (b)  to the Corporation addressed as follows:

               Universal Tanning Ventures, Inc.
               1025 Greenwood Boulevard, Suite 121
               Lake Mary, Florida 32746

          (c)  with a copy to:

               Greenberg Traurig, LLP
               Attn: Frank Ioppolo, Jr.
               450 South Orange Avenue, Suite 650
               Orlando, FL 32801

     12. Amendment. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and no person, other than the parties thereto (and the Executive's estate or beneficiaries upon his death), shall have any rights under or interest in this Agreement or the subject matter hereof.

     13. Applicable Law. The Provisions of this Agreement shall be construed in accordance with the internal laws of the State of Florida.

     14. Termination. All of the provision of this Agreement shall terminate after the expiration of the Employment Period, except that paragraph 5 shall only terminate upon the expiration of the Non-competition Period and paragraph 6 shall terminate upon the expiration of the Non-competition Period.

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     IN WITNESS WHEREOF, the Executive and the Corporation have executed this
Employment Agreement as of the day and year first written above.


                                         UNIVERSAL TANNING VENTURES, INC.


                                         /s/ Glen Woods
                                         --------------------------------
                                         By:    Glen Woods
                                         Title: President


                                         /s/ Glen Woods
                                         --------------------------------
                                         By: Glen Woods

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